EXHIBIT 10.8

                                LICENSE AGREEMENT

                                     Between

                          JESCO IMPORTS, INC., LICENSOR

                                       And

                            PEAK ENTERTAINMENT L.L.C.

                             D.B.A. CAME0 ,LICENSEE

                                LICENSE AGREEMENT

         THIS AGREEMENT made this 1st day of June 2002, between JESCO IMPORTS, INC., a California corporation, having an office at 923 South Myrtle Avenue, Monrovia, California 91016, USA. (hereinafter called "Licensor"); and PEAK ENTERTAINMENT L.L.C. dba CAMEO having an office at 111 West Maple Avenue, Monrovia, California 91016, USA, a Delaware Corporation (hereinafter called "Licensee");

         WHEREAS, Licensor has entered into an exclusive License Agreement with Rita Abraham, 1160 Park Avenue, New York, New York 10128, USA, whereby Licensor acquired, among other things, the exclusive license to exploit commercially throughout the world all products sold in conjunction with certain KEWPIE(R) properties (including trademark and copyright rights in the name and likeness of the KEWPIE(R) characters i.e. Scootles, Doodle Dog, the Thinker, and Kewpie(R)
Gal), which are, to the extent a part of this Agreement, set forth in Schedule "A" hereto which is incorporated fully by reference (hereinafter called the "Proprietary Rights");

         WHEREAS, Licensee is a manufacturer and distributor of:

         COLLECTOR MARKET: quality vinyl or porcelain Kewpie(R)related characters in collector and limited editions;

         THE SPECIALTY DOLL MARKET: non-mass market quality vinyl and soft body Kewpie(R)dolls and related Kewpie(R) characters;

         FOR THE GIFT MARKET: non-articulated Kewpie(R)doll figurines and Kewpie(R)related characters to be made of Porcelain, ceramic or resin materials.

         NOW, THEREFORE, in consideration of the mutual promises hereinafter contained, and for other consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, it is agreed as follows:

         1.       GRANT OF LICENSE.

                  1.1 ARTICLES EXCLUSIVELY LICENSED. Licensor hereby grants to Licensee and Licensee hereby accepts the right to use the Proprietary Rights solely in connection with the manufacture, importation, exportation, distribution and sale of the following products:

           COLLECTOR MARKET: Quality Porcelain or Vinyl KEWPIE(R)Dolls
                 and KEWPIE(R) Related Characters i.e. Scootles,
                      Doodle Dog, Thinker and Kewpie(R) Gal
                        in Collector and Limited Edition;

        THE SPECIALTY DOLL MARKET: Non-Mass Market Quality Vinyl and Soft
             Body Kewpie(R) Dolls and Related Kewpie(R) Characters,
              i.e. Scootles, Doodle Dog, Thinker and Kewpie(R) Gal;

          FOR THE GIFT MARKET: Non-Articulated KEWPIE(R)Doll Figurines
           and Kewpie(R) Related Characters i.e. Scootles, Doodle Dog,
                     Thinker and Kewpie(R) Gal. Dioramas and
                 Environments With or Without Bases, Backgrounds
              and/or Accessories are Included. Articles to be Made
                   of Porcelain, Ceramic, or Resin Materials;

The Licensed Collector Market and Specialty Doll Market Product to be of a Size of not Less Than 6 Inches With a Minimum Wholesale Selling Price of $6.50 Each.

(hereinafter called the "Licensed Articles"). Licensor agrees that this license is exclusive as to these Licensed Articles, subject to the provisions of paragraph 14.1 below. Licensee's exclusive Licensed Articles are for distribution to all or any non-mass market outlet that offers to their customers collector limited edition specialty market quality porcelain or vinyl dolls. The Gift Market accounts and The Cameo Collector Doll Club Membership are included. Collector and limited edition dolls and gift departments within mass market accounts are negotiable (i.e. TRU Collector Gallery). Licensee hereby agrees that Licensor has the right to distribute KEWPIE(R) doll product through a mass market manufacturer and must inform Licensee of its intention. In addition, Licensee is aware of and agrees to current distribution to the Collector Direct Response Market, i.e. The Danbury Mint, Bradford, Dollmasters, etcetera. Licensee agrees that Licensor shall have the right to continue service to these markets by renewing existing contracts or replacement contracts. Coverage in these markets is and will be limited to one supplier in each area.

                  1.2 DATES OF INTRODUCTION. The doll Licensed Articles will be introduced into Licensee's line according to the following timetable: for the year 2002; no later than August 1st. For years 2003, 2004, and 2005 product will be presented no later than the annual opening date of the International New York Toy Show. For the gift market: January lst of 2003, 2004, 2005.

                  1.3 TERRITORY. The License hereby granted is worldwide. Product distribution in the U.K., European Community countries, Hong Kong, and Canada by 2005 required for renewal of worldwide clause.

                  1.4 TERM. The License hereby granted shall be effective as of the date entered in the preamble above, and shall terminate on the close of business on the 31st day of December, 2005 unless sooner terminated in whole or in part in accordance with the provisions hereof. Thereafter, the Term of this License may be successively renewed in whole or in part (for two year renewal periods, provided Licensee has paid to Licensor during the immediately preceding term at least US$100,000.00 Royalty Fees. Licensee shall submit a written notice of renewal election to be received by Licensor not less than sixty (60) days, nor more than ninety (90) days, prior to the expiration date, (Hereinafter, the phrase "Term of this Agreement" shall include the original term plus any and all renewal periods).

                  1.5 NO SUBLICENSING; BUT MANUFACTURING BY OTHERS. Licensee shall have no right to grant sublicenses under this Agreement except that it may obtain manufacture of the Licensed Articles from a third party approved by Licensor, which approval shall not be unreasonbly withheld. Licensee shall use its best efforts to insure that the third party manufacturer manufactures Licensed Articles only for Licensee.

         2.       TERMS OF PAYMENT.

                  2.1. ROYALTY. Licensee will pay to Licensor the sum of Ten percent (10%) of "net sales" on all Licensed Articles sold----except the Cameo Collector Doll Club which is 5%. The term "net sales" shall mean gross sales less discounts actually given (not to exceed 2% in any reporting period) and returns (not to exceed 5% in any reporting period). No cost incurred in the manufacture, sale, distribution, or exploitation of the Licensed Articles shall be deducted from any royalty payable by Licensee. In the event Licensed Articles are distributed (as opposed to sold) by Licensee or any of its affiliated, associated or subsidiary companies and the Licensed Articles are then sold by the distributee, or in the event any sale is made at a special price to any of Licensee's affiliated, associated or subsidiary companies or to any other person, firm or corporation related in any manner to Licensee or its officers, directors or major stockholders, a royalty based upon the usual selling price to the trade or industry for such Licensed Articles will be paid

                  2.2 ADVANCED ROYALTIES., Licensee and Licensor agreed to no advance Royalty payment in favor of the 10% royalty rate.

                  2.3 MINIMUM ROYALTIES. Licensee and Licensor agree there is a guaranteed minimun royalty amount of US$100,000.00 required.

                  2.4 PERIODIC STATEMENTS. During the term of this Agreement, and for one year thereafter, Licensee shall furnish to Licensor on the 15th day of March, May, July, September, November and January a complete and accurate statement, certified to be complete and accurate by Licensee, showing the number, description, gross sales price, itemized deductions from gross sales price, net sales price, and returns of the Licensed Articles distributed and/or sold by Licensee or any of its affiliated, associated or subsidiary companies during the preceding calendar quarter. If no Licensed Articles have been sold during the preceding calendar quarter, Licensee shall submit a statement certifying that fact to be true.

                  2.5 ROYALLY PAYMENTS. Royalties accrue on the date of sale of the Licensed Article. Royalties shall be payable on the 15th day of the month following the bimonthly period in which earned, and payment shall accompany the statements furnished as required above in paragraph 2.4. The receipt or acceptance by Licensor of any of the statements furnished pursuant to this Agreement, or any of the royalties paid hereunder, or the cashing of any royalty checks paid hereunder shall not preclude Licensor from questioning the accuracy thereof at any time. In the event any inconsistencies or mistakes are discovered in such statements and/or payments, they shall immediately be rectified and the appropriate payments made to Licensor. Payments shall be made in United States dollars.

         3. LIMITATIONS ON GRANT OF LICENSE. Nothing in this Agreement shall be construed to prevent Licensor from granting any other licenses for the use of the Proprietary Rights or from utilizing same in any manner whatsoever, except that Licensor agrees that it will grant no other licenses effective during the term of this Agreement for the use in the Territory of the Proprietary Rights in connection with the manufacture, sale and distribution of the Licensed Articles, subject to the provisions of paragraph 14.1 below. Licensor specifically reserves all rights not herein granted. It is clearly understood that the Licensed Articles may not be sold by Licensee for use, or be used as premiums, souvenir product, self-liquidators, containers (except as specifically licensed hereunder) or for any secondary use without prior written consent of the Licensor. As used herein, the term "premium" has its usual meaning in the industry, which includes free or self-liquidating items offered to the public in conjunction with the sale or promotion of some other product or service, or to build customer flow or traffic, or otherwise to market something other than the Licensed Article; the term "souvenir" means any product sold in conjunction with some other event, entity, theme or place, such as for example, a movie, carnival, amusement center, ice show, circus, convention, theme park or professional team or group.

         4. GOODWILL. Licensee recognizes the great value of the goodwill associated with the Proprietary Rights and acknowledges that the Proprietary Rights and all other rights therein and goodwill pertaining thereto belong exclusively to Licensor (and/or Licensor's grantors) and that the Proprietary Rights have a secondary meaning in the minds of the public.

         5. LICENSEE ESTOPPEL. Licensee agrees that it will not during the term of this Agreement, or thereafter, attack the title or any right of Licensor or Licensor's grantors in and to the Proprietary Rights, or attack the validity of this Agreement.

         6. INTELLECTUAL PROPERTY RIGHTS.

                  6.1 BELONG TO LICENSOR. Licensee agrees to cooperate fully and in good faith with Licensor for the purpose of securing and preserving Licensor's (and Licensor's grantor's) rights in and to the Proprietary Rights. It is agreed that, except for the License granted herein which shall be strictly construed, nothing contained in this Agreement shall be considered or interpreted to be an assignment or grant to Licensee of any right, title or interest in or to the Proprietary Rights, it being understood that all rights relating thereto are reserved by Licensor. Licensee hereby agrees that at the termination or expiration of this Agreement, Licensee will be deemed to have assigned, transferred and conveyed to Licensor any trademark, trade dress or copyright rights, equitable goodwill, titles or any rights to the Proprietary Rights and Licensed Articles which may have been obtained by Licensee or which may have vested in Licensee as a result of its licensed use of the Proprietary Rights, and that Licensee will execute any instruments required by Licensor to accomplish or confirm the foregoing. Any such assignment, transfer or conveyance shall be without any consideration in addition to the mutual covenants and considerations of this Agreement. Licensee hereby agrees that its every use of the Proprietary Rights shall inure to the benefit of Licensor and that Licensee shall not at any time acquire any rights in same by virtue of any such use. Licensee will not attempt to register the Proprietary Rights or the Licensed Articles in any country without the express written consent of Licensor.

                  6.2 DOCUMENTS CERTIFYING USE. Licensee agrees to execute and deliver to Licensor in such form as Licensor shall reasonably request any and all documents which may be necessary to assist Licensor in recording or certifying Licensee's use of any Proprietary Rights, it being understood and agreed that Licensee's right to use same shall exist only during the term of this Agreement.

                  6.3 PROTECTION OF RIGHTS; INFRINGEMENT SUITS. Licensee agrees to assist Licensor (and Licensor's grantors) at Licensor's expense, to the extent necessary in the procurement of any protection, whether statutory or common law, or in protecting any of Licensor's or Licensor's grantors' rights in the Proprietary Rights and the Licensed Articles. Licensor, if it so desires, may commence or prosecute any claims or suits to protect same in its own name or in the names of Licensee or may join Licensee as a party thereto if necessary or requied by law. Licensee shall notify Licensor in writing of any infringement or imitations by others of the Proprietary Rights on articles similar to the Licensed Articles which may come to the Licensee and Licensor shall have the sole right to determine whether or not any action shall be taken on account of any such infringements or imitations, paying the costs thereof and keeping all proceeds, Licensee shall not institute any suits or take any action on account of any such infringements or imitations without first obtaining the written consent of Licensor to do so.

         7.       INDEMNIFICATION.

                  7.1 OF LICENSEE. Licensor hereby indemnifies Licensee and undertakes to hold it harmless against any claims or suits arising solely out of the use by Licensee of the Proprietary Rights as authorized in this Agreement, provided that prompt notice is given to Licensor of any such claim or suit, and provided further, that Licensor shall have the option to undertake and control the defense or settlement of any suit so brought.

                  7.2 OF LICENSOR; PRODUCT LIABILITY INSURANCE. Licensee hereby indemnifies Licensor and undertakes to defend Licensor and Licensor's grantors against and hold them harmless from any and all claims, suits, loss and damage (including reasonable attorneys' fees) arising out of any allegedly unauthorized use of any patent, process, idea, method or device by Licensee or Licensee's suppliers in connection with the Licensed Articles or arising out of alleged defects in the Licensed Articles distributed or sold by Licensee, Licensee agrees that it will obtain, at its expense, product liability insurance from a recognized insurance company, providing adequate protection (at least in the amount of US$1,000,000.00) for Licensee and Licensor against any claims, suits, loss or damage (including reasonable attorneys' fees) arising out of any alleged defects in the Licensed Articles distributed or sold by Licensee. As proof of such insurance, a fully paid certificate of insurance naming Licensor as an insured party will be submitted to Licensor by Licensee for Licensor's prior approval before any Licensed Article is distributed or sold. Any proposed change in the certificate of insurance shall be submitted to Licensor for its prior approval. Licensor shall be entitled to a copy of the then prevailing certificate of insurance which shall be furnished to Licensor by Licensee. As used in this paragraph, the term "Licensor" shall also include the officers, directors, agents and employees of Licensor and Licensor's grantor. The certificate of Insurance required by this paragraph must be non-cancelable except after due notice to Licensor.

         8. U.S. CUSTOMS ASSISTANCE. Licensor will add Licensee's name to the list on file with U.S. Customs of authorized importers, and will assist Licensee, in the event products are nevertheless detained by Customs, in obtaining prompt release of the goods.

         9.       MANUFACTURING CONTROLS AND INSPECTION.

                  9.1. QUALITY CONTROL AND COMPLIANCE WITH LAWS. Licensee acknowledges that if the Licensed Articles manufactured and sold by it were of inferior quality, design, material or workmanship, the substantial goodwill which Licensor (or its grantor) have built up and now possess in the Proprietary Rights would be impaired. Accordingly, it is an essential condition of this Agreement, and Licensee hereby agrees, that the Licensed Articles shall be of high standard and of such quality, style and appearance as shall in the judgment of the Licensor be reasonably required for the protection and enhancement of the Proprietary Rights. Licensee further agrees that the Licensed Articles will be manufactured, sold and distributed in accordance with all applicable federal, state, and local laws and regulations and that Licensee shall not engage in conduct relating to the manufacture, sale and distribution of the Licensed Articles which would adversely affect or reflect upon the good name Licensor, Licensor's grantor or the goodwill associated with the Proprietary Rights.

                  9.2 SAMPLES AND APPROVAL. Licensee shall submit to Licensor, for the express written approval of Licensor prior to each stage of manufacture, distribution and sale thereof, all prototypes, in all stages of development, of each of the Licensed Articles and of all art work, literary text, instructions, cartons, containers, packing and wrapping materials, tags, labels and all other materials used in connection with the Licensed Articles, and all advertising, promotional and display material for the Licensed Articles to be issued by or under the direct or indirect control of Licensee. Such approval may be granted or withheld as Licensor in its sole discretion may determine. All such prototypes and materials shall be sent to Licensor by means permitting certification of receipt. Failure by Licensor to approve in writing of such prototypes or materials within 14 days from the date of submission thereof to Licensor shall be deemed disapproval thereof. In no event shall Licensee exploit or use, in any manner or for any purpose any prototypes or materials not previously approved in writing by Licensor. After prototypes and materials have been approved pursuant to this paragraph, Licensee shall not depart therefrom without the prior written approval of Licensor.

                  9.3 SAMPLES. Upon the commencement of distribution of each type, class or category of Licensed Articles, Licensee shall furnish and ship free of charge, four (4) samples of such Licensed Articles, including all packaging materials, and samples of all advertising, promotional and display materials involving or related to such Licensed Article, to Licensor.

                  9.4 INSPECTION OF PREMISES. In order that Licensor may be assured that the provisions of this Agreement are being observed, upon reasonable notice, Licensee will provide to duly authorized representatives of Licensor access to the premises of Licensee (or shall arrange for access to Licensee's manufacturer or supplier of any of the Licensed Articles or wherever the Licensed Articles and/or any components thereof are manufactured, held, packaged, labeled and/or shipped), at any reasonable time, to inspect the raw materials, ingredients, processes and manufacturing facilities used in production of the Licensed Articles. No prior notice by Licensor to Licensee is required for Licensor to gain such access. Licensee further agrees to provide Licensor with such information as it may request from time to time to determine whether the Licensed Articles are manufactured, held, packaged, labeled and shipped in full compliance herewith.

         10. LABELING. Licensee agrees that it will reasonably permanently affix to each Licensed Article sold by Licensee under this Agreement and to each container, packaging, advertising, catalogue display or other promotional or display material upon which any of the Proprietary Rights appears, the notice(s) as set forth in Schedule "B" (which is incorporated fully by reference), or any other or further notice as specified by Licensor from time to time. Licensee shall submit to Licensor, at no cost to Licensor, all such materials prior to their dissemination by Licensee to the public, for Licensors prior written approval.

         11.      PROMOTION AND PROMOTIONAL MATERIAL.

                  11.1 BEST EFFORTS BY LICENSEE. Licensee shall promote the sale of the Licensed Articles through print advertising (Company Catalog is acceptable) to the trade commencing in the Spring of 2003. A trade catalogue or similar sales effort is acceptable.

                  11.2 LICENSOR CAN PUBLISH FACT OF THIS AGREEMENT. Licensor shall have the right, but shall not be under any obligation, to use and publish the fact of this Agreement so as to give the Proprietary Rights full and favorable prominence and publicity, Licensor shall not be under any obligation to engage in any promotional activity.

                  11.3 LICENSOR'S APPROVAL OF PROMOTIONAL MATERIAL. See provisions of paragraphs 9.2 and 9.3 above.

         12.      DISTRIBUTION.

                  12.1 BEST EFFORTS BY LICENSEE. Licensee agrees that during the term of this Agreement it will diligently and continuously offer for sale and distribute the Licensed Articles.

                  12.2 COMPETITIVE PRICES; NOT AS PREMIUM OR GIVE-AWAY.

                  Licensee agrees that it will sell and distribute the Licensed Articles outright at a competitive price and only through catalogue sales directly to consumers, or to jobbers, wholesalers and distributors for sale and distribution to retail stores and merchants, and to retail stores and merchants for sale and distribution directly to the public. Licensee shall not, without prior written consent of Licensor, sell or distribute the Licensed Articles to jobbers, wholesalers, distributors, retail stores or merchants whose sales or distribution are or will be made for publicity or promotional tie-in purposes, combination sales, premiums, giveaways, or similar methods of merchandising.

                  12.3 NO EXCLUSIVITY TO ANY PURCHASER; NO TIE-IN SALES. Licensee will not grant exclusivity to any purchaser without the written consent of Licensor. In addition, Licensee shall not tie the purchase of any other product to the purchase of a Licensed Article (that is, a customer who wishes to purchase a Licensed Article shall not be required, as a condition of that sale, to purchase another non-Licensed Article), except that "assortment' sales in the normal course of Licensee's business can be made.

                  13. RECORDS. Licensee agrees to keep accurate books of account covering all transactions relating to this Agreement. Licensor, and/or its duly authorized representatives, shall have the right at reasonable hours of the day upon reasonable notice, but not more than once in any calendar year, to conduct an examination of said books of account, and of all other documents and material in the possession and control of the Licensee relating to this Agreement. Licensee shall provide Licensor with free and full access to them for said purpose and for the purpose of making extracts therefrom. All such books of accounts shall be kept available for at least three (3) years after the termination of this Agreement.

         14.      TERMINATION.

                  14.1 FOR FAILURE TO INTRODUCE PRODUCT. If Licensee does not introduce and sell products in good faith commercial quantities according to the timetable set forth in paragraph 1.2 above, or if at any time thereafter Licensee fails to offer for sale any of the Licensed Articles, Licensor, in addition to all other remedies available to it hereunder of pursuant to law or equity, may terminate this Agreement. Such termination shall be effective upon the mailing of notice of termination to Licensee.

                  14.2 FOR FILING OF BANKRUPTCY. If Licensee files a petition in bankruptcy or is adjudicated a bankrupt or if a petition in bankruptcy is filed against Licensee, or if it becomes insolvent, or makes an assignment for the benefit of its creditors or an arrangement pursuant to any bankruptcy law, or if Licensee discontinues its business or if a receiver is appointed for it or its business, this Agreement shall automatically terminate forthwith without any notice whatsoever being necessary. In the event this Agreement is so terminated, Licensee, its receivers, representatives, trustees, agents, administrators, successors and/or assigns shall have no right to sell, exploit or in any way deal with or in any Licensed Article or any carton, container, packing, or wrapping material, advertising, promotional or display material pertaining thereto, except with and under the special consent and instructions of Licensor, in writing, which instructions shall become a part of this Agreement.

                  14.3 FOR OTHER MATERIAL BREACH. If Licensee shall violate any of its other obligations under the terms of this Agreement, Licensor shall have the right to terminate this Agreement upon ten (10) days' notice in writing, and such notice of termination shall become effective upon the close of business on the tenth (10th) day after mailing unless Licensee shall completely remedy the violation within that ten (10) day period and satisfy Licensor that such violation has been remedied.

                  14.4 RESERVATION OF OTHER RIGHTS; ROYALTIES BECOME DUE AND PAYABLE. Termination of the Agreement under the provisions of this paragraph shall be without prejudice to any rights which Licensor may otherwise have against Licensee. Upon the termination of this Agreement, notwithstanding anything to the contrary and in addition to any other rights and remedies Licensor may have, all unpaid minimum royalties, and royalties for sales theretofore made in excess of the minimum royalties shall become immediately due and payable, but no minimum royalties or other royalties previously paid shall be returnable, nor shall returns after termination be deducted from royalties.

         15.      DISPOSAL OF STOCK UPON EXPIRATION.

                  15.1 STATEMENT OF INVENTORY. Within ten (10) days after the expiration of this Agreement without renewal, a statement showing the number and description of the Licensed Articles on hand or in the process of manufacture shall be furnished by Licensee to Licensor. Licensor shall have the right to take physical count of inventory to ascertain or verify such inventory, and failure of Licensee to furnish such statement or refusal by Licensee to submit to such physical count of inventory by Licensor shall forfeit Licensee's right to dispose of such inventory as hereinafter provided. Licensor retains all other legal and equitable rights which Licensor may have in those circumstances.

                  15.2 LIMITED DISPOSAL RIGHTS. After expiration of this Agreement, Licensee, except as otherwise provided in this Agreement, may dispose on a non-exclusive basis of the Licensed Articles which are on hand or actively and routinely in the process of manufacture on the date of expiration, provided that no such disposal shall be made more than sixty (60) days thereafter and provided all royalties with respect to that period and for those sales or dispositions are paid and statements are furnished for that period and those sales in accordance with paragraph 2 of this Agreement. Notwithstanding anything to the contrary herein, Licensee shall not manufacture, sell or dispose of any Licensed Articles after termination of this Agreement. At Licensor's request, Licensee shall provide a written statement of the number of Licensed Articles on hand after termination, and shall provide access to Licensor to inspect same. Such inventory shall be destroyed at the option of Licensor, who shall have the right to be present at such destruction.

         16. EFFECT OF TERMINATION OR EXPIRATION. Upon and after the expiration or termination of this Agreement, all rights granted to Licensee hereunder shall forthwith revert to Licensor, who shall be free to license others to use the Proprietary Rights in connection with the manufacture, sale and distribution of the Licensed Articles and Licensee will refrain from further use of the Proprietary Rights or anything deemed by Licensor to be so similar thereto such as to be an infringement thereof or to be likely to engender in the minds of the consuming public confusion as to the source of such articles; nor shall Licensee make any further reference to Proprietary Rights, directly or indirectly, in connection with the manufacture, sale or distribution of Licensee's products, except as provided in paragraph 15.

         17. RETURN OF MOLDS. Upon termination or expiration of this Agreement, Licensee shall not in any way dispose of or transfer molds in its possession or control for the Licensed Articles affected by the termination or expiration of this Agreement. Molds created and paid for by Licensee shall be offered to Licensor at Licensee's cost less depreciation due to usage. If Licensor is not interested in purchasing the molds, the molds will be destroyed, with Licensor having the right to witness their destruction. All molds loaned to Licensee by Licensor shall be returned to Licensor or to a company designated by Licensor free of any charges.

         18. LICENSOR'S REMEDIES.

                  18.1 INJUNCTIVE RELIEF. Licensee acknowledges that its failure (except as otherwise provided herein) to cease the manufacture, sale or distribution of the Licensed Articles or any class or category thereof or confusingly similar articles after the expiration or termination of this Agreement, or termination as to any Licensed Article or class or category thereof will result in immediate and irreparable damage to Licensor and to the rights of any subsequent licensee. Licensee acknowledges and admits that there is no adequate remedy at law for such failure to cease manufacture, sale or distribution, and Licensee agrees in the event of such failure, Licensor shall be entitled to equitable relief by way of temporary and permanent injunction and such other further relief as any court with jurisdiction may deem just and proper.

                  18.2 NO WAIVER-OF OTHER REMEDIES. Resort to any remedies referred to herein shall not be construed as a waiver of any other rights and remedies to which Licensor is entitled under this Agreement or otherwise.

        19. EXCUSE FOR NON-PERFORMANCE. Licensee shall be released from its obligations hereunder and this Agreement shall be terminable at Licensor's option in the event that governmental regulations or any other causes arising out of a state of national emergency or war or causes beyond the control of the parties render performance impossible and one party so informs the other party of its desire to be released. In such events, all royalties and sales then made shall become immediately payable and no minimum royalties previously paid shall be returnable.

        20. NOTICES. All notices and statements to be given and all payments to be made hereunder shall be given or made at the respective addresses of the parties set forth above unless notification of a change of address is given in writing. All such notices, statements, and payments shall be made by telex, telegram, mailgram, certified or express mail, facsimile, or courier, and the date of mailing shall be deemed the date the notice or statement was given or the payment made. In addition, a courtesy copy of any notice to Licensor shall be sent to Robert W. Dickerson, Esq., Jones, Day, Reavis & Pogue, 555 West Fifth Street, Suite 4600, Los Angeles, CA 90013-1025, USA.

        21. NO JOINT VENTURE. Nothing herein contained shall be construed to place the parties in the relationship of partners or joint venturers and the parties shall have no power to obligate or bind the other in any manner whatsoever, nor shall they represent or hold themselves out to the publice as having that power.

         22.      ASSISGNMENT.

                  22.1 PERSONAL TO LICENSEE. This Agreement and all rights and duties hereunder are personal to Licensee and shall not be assigned, mortgaged, sublicensed or otherwise encumbered by Licensee or by operation of law without the express written consent of Licensor.

                  22.2 ASSIGNABLE BY LICENSOR. Licensor shall have the right to assign, mortgage or otherwise encumber its rights or duties hereunder but such act shall not be binding upon Licensee unless Licensee is sent written notice thereof.

                  22.3 IF LICENSEE SOLD. In the event of the sale or transfer of Licensee's business, or the controlling stock interest in Licensee's business during the term of this Agreement, Licensor may, at its option, terminate this Agreement, by giving thirty (30) days written notice of termination to Licensee. Licensee may request, in conjunction with the sale or transfer of Licensee's business or controlling stock interest in Licensee's business, that Licensor approve the assignment of this Agreement to such transferee, which approval shall not be unreasonably withheld.

        23. EXCLUSIVITY STRICTLY CONSTRUED. The exclusivity granted hereunder shall be strictly construed and limited to the precise articles which are hereinabove described.

         24.      MISCELLANEOUS PROVISIONS.

                  24.1 NO WAIVER. None of the terms of this Agreement can be waived or modified except in writing, signed by both parties. Failure of either party to enforce or the delay by either party in enforcing any of its rights under this Agreement shall not be deemed a continuing waiver or modification thereof and either party, may, within the time provided by applicable law, commence appropriate legal proceedings to enforce any and all such rights.

                  24.2 ENTIRE AGREEMENT. There are no representations, promises, warranties, covenants or undertakings other than those contained in this Agreement, which represents the entire understanding of the parties and is to be deemed an integrated agreement, superseding any prior agreements.

                  24.3 GOVERNING LAW; NOT CONSTRUED AGAINST ANY PARTY. This Agreement shall be construed and the relationships of the parties governed by the laws of the State of California, without regard to the party or parties drafting this Agreement. Both parties represent and warrant that they have sought the advice of counsel with respect to the terms of this Agreement and that they fully understand them and their legal effect.

                  24.4 ATTORNEY'S FEES. The prevailing party in any action arising out of this Agreement shall recover its attorney's fees in addition to any other relief it might obtain.

                  24.5 ARBITRATION. Any dispute arising out of this Agreement shall be submitted for binding, non-appealable arbitration in Los Angeles, California by the American Arbitration Association according to its rules for arbitration of commercial disputes. The Arbitrator's award may be entered in the Superior Court for the County of Los Angeles, State of California, for enforcement, and the parties hereby agree that Court shall have personal and subject matter jurisdiction in that regard.

                  24.6 DUPLICATE ORIGINALS. More than one original of this Agreement may be executed; however, in any legal action arising out of this Agreement, an unedited xerox copy may be used with the same force and effect as an original.

                  24.7 PARAGRAPH HEADINGS. Paragraph headings are for convenient reference only, are not indicative of the intent of the parties and are to be disregarded in interpreting this Agreement.

                  24.8. INVALID PORTIONS DELETED. The invalidity or unenforceability on any particular provision of this Agreement shall not affect any other provision, and this Agreement shall remain in effect and binding on the parties and shall be construed as if such invalid or unenforceable provision or provisions were omitted, unless to do so would deprive one party or the other of a substantial portion of its benefit of the bargain, in which event the Agreement shall be terminable at the option of the party so affected.

           25.    WARRANTIES.

                  25.1 BY LICENSOR. Licensor warrants that it has the right to enter into this Agreement with Licensee; that the entering into this Agreement has been approved by appropriate corporate action; that it has the exclusive license to the Proprietary Rights by virtue of an agreement with Rita Abraham, 1160 Park Avenue, New York, NY 10128, USA; and that the entering into of this Agreement has been approved by Rita Abraham, 1160 Park Avenue, New York, NY 10128, USA. Licensor makes no representations or warranties as to the validity or scope of any of the existing statutory registrations for the Proprietary Rights.

                  25.2 BY LICENSEE. Licensee warrants that the Licensed Articles and its packaging, display and promotion of them will at all times be consistent with the fine quality and good taste long associated with the KEWPIE(R) name.

                  25.3 BY LICENSEE. Licensee warrants that if conditions in
Section 14.2 filing for Bankruptcy are exercised Jesco Imports, Inc. is given status as a preferred creditor to the extent of the royalty due liability.

                  25.4 BY LICENSEE. Licensee warrants that during the term of this License Agreement and subsequent renewals will retain its principal domicile within the United States of America.

                  IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed in duplicate on the dates indicated below, and this Agreement shall become effective as of the date last in time, which date shall be entered in the preamble above.


Date:  30th June 2002               PEAK ENTERTAINMENT L.L.C. dba CAMEO
       -----------------


Signed:  /s/ Wilfred Shorrocks
         ------------------------
(name & title)  WILFRED SHORROCKS, CEO


Date:  8-27-02                      JESCO IMPORTS, INC.

Signed:  /s/ James E. Skahill
         ------------------------
(name & title)    James E. Skahill, President

                                  SCHEDULE "A"

The properties which are licensed by Licensor to Licensee are:

         (1)      The registered trademark KEWPIE(R);

         (2) The trademark and copyright existing in the likeness of the KEWPIE(R) character;

         (3)      The trademark ROSE O'NEILL;

         (4)      The trademark ORIGINAL KEWPIE(R)